Exhibit 99.1

PROGRESS SOFTWARE REPORTS FIRST QUARTER RESULTS

Revenue up 13%; Operating Income and EPS show Dramatic Increases

BEDFORD, Mass., March 17, 2005—Progress Software Corporation (Nasdaq: PRGS), a supplier of leading technology to develop, deploy, integrate and manage business applications, today announced results for its first quarter ended February 28, 2005. Revenue for the quarter was a record $97.7 million, up 13 percent (10 percent at constant currency) from $86.4 million in the first quarter of fiscal 2004. Software license revenue increased 11 percent (8 percent at constant currency) to $37.6 million from $33.9 million in the same quarter last year.

On a generally accepted accounting principles (GAAP) basis, operating income increased 127 percent to $14.4 million from $6.3 million in the first quarter of fiscal 2004. Net income increased 101 percent to $9.3 million from $4.6 million in the same quarter last year. Diluted earnings per share increased 92 percent to 23 cents per share from 12 cents per share in the first quarter of fiscal 2004. The results for the first quarter of fiscal 2005 include an after-tax charge for amortization of acquired intangibles of $1.4 million. The results for the first quarter of fiscal 2004 include after-tax charges for amortization of acquired intangibles of $1.1 million and in-process research and development of $1.8 million.

On a pro forma basis, excluding the charges for amortization of acquired intangibles and in-process research and development, operating income increased 56 percent to $16.4 million from $10.5 million in the first quarter of fiscal 2004. Pro forma net income increased 42 percent to $10.7 million from $7.5 million in the same quarter last year. Pro forma diluted earnings per share increased 42 percent to 27 cents per share from 19 cents in the first quarter of fiscal 2004.

The company’s cash and short-term investments at the end of the quarter totaled $205 million. During the first quarter, the company purchased approximately 265,000 shares of its stock at a cost of $5.8 million. The company’s existing repurchase authorization, under which 9.7 million shares remain available for repurchase, expires on September 30, 2005.

“During the first quarter of 2005 we saw the payoff from our multi-year growth initiatives and significant increases in overall PSC profitability. Our ObjectStore and DataDirect operating units delivered excellent revenue growth while Sonic Software and the OpenEdge Division produced solid growth with substantial operating improvements,” stated Joseph Alsop, co-founder and chief executive officer of PSC. “Our newer companies now account for over 30 percent of our software license revenue while revenue from OpenEdge continues to grow and is well positioned to deliver solid results for the balance of 2005.”

Highlights

During the quarter, Progress Software received extensive media coverage on Interactive Taxi’s use of the PeerDirect product line from ObjectStore to create a new kind of Internet portal designed for deployment in the backseat of taxicabs. Initial deployments of hundreds of these new “cybercabs” have begun in Boston, Chicago and San Francisco. Passengers can now access the most accurate, up-to-date news from major national and local outlets, real-time traffic information and emergency news, and get fully localized listings of special events and happenings in and around the city, book restaurant and show reservations, buy movie tickets and pay their cab fare with a credit or debit card all on the computer screen embedded in the back of the front seat of the taxicab. PeerDirect technology enables lightning-fast access to Internet content even when no cellular data network connection is available. This innovative use of Progress® technology received broad media coverage, including stories in The Wall Street Journal, eWeek, Boston Business Journal, and on prime time TV. [Media coverage can be found at www.peerdirect.com/news/media_analyst/index.ssp

The IDC report “Worldwide Embedded Database Management Systems 2003 Vendor Shares” published in December 2004 showed the Progress OpenEdge® RDBMS retaining its worldwide leadership of the growing embedded database market, for the seventh consecutive year, with 19.7 percent market share, over 50% greater than the share of any other vendor in this market space.
www.progress.com/embedded_database_leadership

Sonic Software enhanced and expanded its Service Oriented Architecture (SOA) infrastructure for the enterprise with the release of version 6.1. The inventor and leading provider of the enterprise service bus (ESB), Sonic has extended its ESB-based SOA infrastructure line with two new products: the Sonic Collaboration Server™ for managing partner interactions; and the Sonic Database Service ™, which simplifies access to relational data. Also in version 6.1, a new deployment tool simplifies SOA lifecycle management, making it easier to deploy and continually upgrade services and processes across large-scale deployments. Version 6.1 also includes enhancements to Sonic ESB® and the Sonic Workbench™, increasing SOA development productivity with a new uniform service invocation model which enables services of any type, from Web services to databases, to be easily incorporated into the ESB.
www.progress.com/new_soa_infrastructure

Significant New Customer and Partner Wins, New Technology Adoptions and Major Deployments

Significant new partners and customers adopting technology from PSC operating companies, or deploying solutions using PSC technology, include: Boehringer Ingelheim GmbH, Brasseries Kronenbourg, Carlson Marketing Group, CCIS Inc., Charter Bank in New Mexico, Commonwealth Bank Of Australia, De Federale Politie, Federal Reserve Board, iMetals, Landmark Graphics Corporation, Liberty Mutual Insurance Company, Maersk Sealand, NBC West, New York Merchantile Exchange, Pac Software SA, Park

Motor Sales Co., Perseus Development Corporation, Shinsei, Tegra Systems, Kroger Company, Washington, D.C., Wild Oats Market and Wollaston Alloys, Inc.

Significant existing partners and customers adopting technology from different PSC operating companies, or making substantial additional deployments of PSC technology, include: Artemis International Solutions Corp., Australia Meat Holdings Ltd, Black & Decker, Cerner Corporation, Citigroup Global Markets, ComfortDelGro, Computer Associates International, CRS Retail Systems, CSC Holdings, Delta Technology Inc., Diamant Boart, Distribution Solutions International, Eastman Kodak Company, Edify Corporation, Energy Gdanska, Evoke Software Corporation, Hewitt Associates LLC, Inovis, Inc., Iron Mountain, MarketAxess Holdings, Ministerio de Justicia y Seguridad de Mendoza, Morgan Stanley Capital International, Movaris, Inc., Nokia, Orange UK Ltd, Parametric Technology Corporation, Pepsi Business Solutions, Plumtree Software, Inc., Procter & Gamble Company, Reuters Financial Software, Rhodes University, Ricoh Hong Kong Ltd, Rimage Corporation, SBC Communications, Starwood Hotel & Resorts, Sterling Jewelers, Swiss Reinsurance Company, Toll Holdings, Universal Forest Products, Universal Technical Institute, Wachovia Corporation and Xerox Corporation.

Business Outlook

The company is providing the following guidance for the second fiscal quarter ending May 31, 2005:

•	Revenue is expected to be in the range of $98 million to $100 million.

•	GAAP operating income is expected to be in the range of $15 million to $16 million, including amortization of acquired intangibles of approximately $2 million.

•	GAAP diluted earnings per share are expected to be in the range of 27 cents to 29 cents.

•	On a pro forma basis, operating income is expected to be in the range of $17 million to $18 million, excluding amortization of acquired intangibles of approximately $2 million.

•	On a pro forma basis, diluted earnings per share are expected to be in the range of 30 cents to 32 cents, excluding approximately 3 cents per share for amortization of acquired intangibles.

The company is providing the following guidance for the fiscal year ending November 30, 2005:

•	Revenue is expected to be in the range of $395 million to $405 million.

•	GAAP operating income is expected to be in the range of $63 million to $66 million, including amortization of acquired intangibles of approximately $8 million.

•	GAAP diluted earnings per share are expected to be in the range of $1.08 to $1.12.

•	On a pro forma basis, operating income is expected to be in the range of $71 million to $74 million, excluding amortization of acquired intangibles of approximately $8 million.

•	On a pro forma basis, diluted earnings per share are expected to be in the range of $1.21 to $1.25, excluding approximately 13 cents per share for amortization of acquired intangibles.

This guidance does not include any expense associated with stock-based compensation. The company is currently evaluating the impact of the new accounting pronouncement regarding stock-based compensation, which is effective in the company’s fourth quarter of fiscal 2005.

Legal Notice Regarding Pro Forma Financial Information

The company provides pro forma operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from pro forma measures used by other companies. The company believes that the pro forma results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management of the company uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and for budget and planning purposes. A reconciliation of pro forma adjustments to the company’s GAAP financial results is included in the tables below.

Conference Call
PSC’s conference call to discuss its first quarter results will be Webcast live today at 9:00 a.m. Eastern via CCBN on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay.

About Progress Software Corporation
Progress Software Corporation (Nasdaq: PRGS) is a $300+ million global software industry leader. PSC supplies technologies for all aspects of the development, deployment, integration and management of business applications through its operating companies: Progress OpenEdge Division, DataDirect Technologies, ObjectStore and Sonic Software Corporation. Headquartered in Bedford, Mass., PSC can be reached on the Web at http://www.progress.com or by phone at +1-781-280-4000.

Safe Harbor Statement

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for customer service and technical support, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the company’s ability to penetrate international markets and manage its international operations. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.

Progress, Progress OpenEdge, and OpenEdge are trademarks or registered trademarks of Progress Software Corporation in the U.S. and other countries. Sonic ESB, Sonic Collaboration Server, Sonic Database Service, and Sonic Workbench are trademarks or registered trademarks of Sonic Software Corporation in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

Progress Software Corporation
Condensed Consolidated Statements of Income

	Three Months Ended
	February 28,	February 29,	Percent
(In thousands except per share data)	2005	2004	Change

Revenue:
Software licenses	$37,555	$33,895	11%
Maintenance and services	60,167	52,480	15%

Total revenue	97,722	86,375	13%

Costs and expenses:
Cost of software licenses	1,951	2,592
Cost of maintenance and services	14,036	12,826
Sales and marketing	38,329	36,180
Product development	16,399	14,609
General and administrative	10,652	9,676
Amortization of acquired intangibles	1,997	1,559
In-process research and development	—	2,600

Total costs and expenses	83,364	80,042	4%

Income from operations	14,358	6,333	127%
Other income (expense), net	(661)	392

Income before provision for income taxes	13,697	6,725	104%
Provision for income taxes	4,383	2,085

Net income	$9,314	$4,640	101%

Earnings per share:
Basic	$0.25	$0.13	92%
Diluted	$0.23	$0.12	92%

Weighted average shares outstanding:
Basic	36,573	35,644	3%
Diluted	39,721	38,955	2%

Pro Forma Condensed Consolidated Statements of Income

	Three Months Ended February 28, 2005			Three Months Ended February 29, 2004
	As	Pro Forma		As	Pro Forma		Percent
(In thousands except per share data)	Reported	Adjustments	Pro Forma	Reported	Adjustments	Pro Forma	Change

Revenue:
Software licenses	$37,555		$37,555	$33,895		$33,895	11%
Maintenance and services	60,167		60,167	52,480		52,480	15%

Total revenue	97,722		97,722	86,375		86,375	13%

Costs and expenses:
Cost of software licenses	1,951		1,951	2,592		2,592
Cost of maintenance and services	14,036		14,036	12,826		12,826
Sales and marketing	38,329		38,329	36,180		36,180
Product development	16,399		16,399	14,609		14,609
General and administrative	10,652		10,652	9,676		9,676
Amortization of acquired intangibles	1,997	$(1,997)	—	1,559	$(1,559)	—
In-process research and development	—	—	—	2,600	(2,600)	—

Total costs and expenses	83,364	(1,997)	81,367	80,042	(4,159)	75,883	7%

Income from operations	14,358	1,997	16,355	6,333	4,159	10,492	56%
Other income (expense), net	(661)		(661)	392		392

Income before provision for income taxes	13,697	1,997	15,694	6,725	4,159	10,884	44%
Provision for income taxes	4,383	639	5,022	2,085	1,289	3,374

Net income	$9,314	$1,358	$10,672	$4,640	$2,870	$7,510	42%

Earnings per share:
Basic	$0.25		$0.29	$0.13		$0.21	38%
Diluted	$0.23		$0.27	$0.12		$0.19	42%

Weighted average shares outstanding:
Basic	36,573		36,573	35,644		35,644	3%
Diluted	39,721		39,721	38,955		38,955	2%

Progress Software Corporation
Condensed Consolidated Balance Sheets

	February 28,	November 30,
(In thousands)	2005	2004

Assets
Cash and short-term investments	$204,674	$191,267
Accounts receivable, net	70,857	63,503
Other current assets	24,548	23,485

Total current assets	300,079	278,255

Property and equipment, net	40,567	40,658
Goodwill and intangible assets, net	105,497	107,363
Other assets	19,992	20,538

Total	$466,135	$446,814

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$60,246	$70,669
Short-term deferred revenue	117,919	101,106

Total current liabilities	178,165	171,775

Long-term debt	2,137	2,200
Long-term deferred revenue	6,665	5,861
Shareholders’ equity:
Common stock and additional paid-in capital	74,316	70,085
Retained earnings	204,852	196,893

Total shareholders’ equity	279,168	266,978

Total	$466,135	$446,814

Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	February 28,	February 29,
(In thousands except per share data)	2005	2004

Cash flows from operations:
Net income	$9,314	$4,640
Depreciation, amortization and other noncash charges	4,279	6,570
Other changes in operating assets and liabilities	611	2,113

Net cash flows from operations	14,204	13,323
Capital expenditures	(2,106)	(2,071)
Acquisitions, net of cash acquired	—	(87,520)
Share issuances, net of repurchases	938	5,178
Other	371	746

Net change in cash and short-term investments	13,407	(70,344)
Cash and short-term investments, beginning of period	191,267	219,131

Cash and short-term investments, end of period	$204,674	$148,787